                                                                    EXHIBIT 23.4



                      [HUDDLESTON & CO., INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum and geological engineers, Huddleston & Co., Inc., hereby consents to the inclusion of our letter dated April 2, 2001, to Tri-Union Development Corporation regarding our estimate of future reserves and projected net revenues attributable to certain properties owned by Tri-Union Development Corporation as of December 31, 2000, in this annual report on Form 10-K of Tri-Union Development Corporation, to all references to Huddleston & Co., Inc., and/or reports prepared by Huddleston & Co., Inc., in this Form 10-K and to the reference to our firm as experts in the Form 10-K.


                                        HUDDLESTON & CO., INC.



                                        By: /s/ Peter D. Huddleston, P.E.
                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President



March 28, 2002
Houston, Texas